Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement of our report dated May 8, 2026, relating to the consolidated financial statements of CoVolt Holdings Group, LLC, which is contained in that Prospectus.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BDO USA, P.C.

Chicago, Illinois

August 21, 2026